Exhibit 16.1

October 2, 2008

Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Commissioners:

We have read the statements made by Uonlive Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Uonlive Corporation dated September 29, 2008.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Simon & Edward, LLP

Simon & Edward, LLP